Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle Announces Fourth Quarter and Full Year 2010 Results
and Share Repurchase Program
Highlights
•	Lease rental revenue of $139.3 million and EBITDA[1] of $134.8 million for the fourth quarter and $531.1 million and $491.2 million, respectively, for the full year
•	Net income of $20.2 million, or $0.25 per diluted common share, for the fourth quarter and $65.8 million, or $0.83 per diluted common share, for the full year
•	Adjusted net income[1] of $14.2 million, or $0.18 per diluted common share, for the fourth quarter and $67.9 million, or $0.85 per diluted common share, for the full year
•	Adjusted net income plus depreciation and amortization[1] of $76.6 million, or $0.96 per diluted common share, for the fourth quarter and $308.4 million, or $3.87 per diluted common share, for the full year
•	Fleet utilization of 99% for the fourth quarter and full year
•	Portfolio yield of 14.0% for the fourth quarter and 13.9% for the full year
•	Purchased 11 aircraft for approximately $500 million during 2010, including 6 during the fourth quarter
•	Secured $1.1 billion of financing commitments, including nearly $700 million of funding commitments for Airbus A330 deliveries and issued $300 million senior unsecured notes
•	Board of Directors approves $60 million share repurchase program.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP and non-GAAP numbers.

Stamford, CT. March 10, 2011 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2010 net income of $20.2 million, or $0.25 per diluted common share, and adjusted net income of $14.2 million, or $0.18 per diluted common share. Net income for the year ended December 31, 2010 was $65.8 million, or $0.83 per diluted common share, and adjusted net income was $67.9 million, or $0.85 per diluted common share. The fourth quarter results include a gain of $8.4 million from the disposal of aircraft, as well as $2.5 million of hedge ineffectiveness charges in connection with aircraft sales.
Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “For our industry, 2010 was a watershed year during which demand for passenger and freight aircraft rose above pre-recession levels and growth rates returned to their long-term trajectory, buoyed by the strong performance of emerging markets. We are encouraged by continuing improvements across key industry metrics including rising traffic levels and all-time high load factors while the supply of parked current generation aircraft remains very low.
Wainshal concluded: “During the year, Aircastle delivered consistently strong portfolio performance and cash flow, and our financial results have only started to reflect the significant built-in asset growth of our $1.1 billion Airbus program and the investments made during the year. We are continuing to source promising investment opportunities and believe Aircastle is in a terrific position to capitalize on the industry’s healthy growth trends.”
“We ended the year with $240 million in unrestricted cash, and our cash flows remain strong. Given our liquidity position and the fact that our stock is still trading well below book value, our board approved a $60 million share repurchase program. We believe repurchasing our shares is an excellent investment which complements our growth plans as well as our dividend policy.”
Fourth Quarter Results
Lease rental revenue for the fourth quarter was $139.3 million, up $11.6 million or 9% year over year, due primarily to the impact of aircraft acquisitions net of disposals of $11.9 million.
Total revenues for the fourth quarter were $134.7 million, a decrease of $1.1 million from the previous year, and reflect lower maintenance revenue of $10.0 million due to fewer scheduled and unscheduled lease transitions in 2010, higher amortization of net lease discounts and lease incentives of $2.8 million, partially offset by $11.6 million of higher lease rental revenue discussed above.
EBITDA for the fourth quarter was $134.8 million, up $10.3 million from the fourth quarter of 2009, due primarily to higher lease rental revenue of $11.6 million, lower SG&A and maintenance and other costs totaling $2.5 million and higher other income of $6.0 million due principally to the increase in gain on the sale of flight equipment. These increases were partially offset by lower maintenance revenue totaling $10.0 million.
Adjusted net income plus depreciation and amortization for the quarter was $76.6 million, down $1.0 million year over year, due primarily to lower maintenance revenue totaling $10.0 million and higher adjusted interest expense of $5.9 million, partially offset by higher lease rental revenue of $11.6 million and lower SG&A and maintenance and other costs of $2.5 million.

Adjusted net income for the quarter was $14.2 million, down $6.9 million year over year, and reflects lower total revenues of $1.1 million, higher depreciation of $3.1 million and higher adjusted interest expense of $5.9 million, partially offset by lower SG&A and maintenance and other costs of $2.5 million.
Full Year Results
Lease rental revenue for the full year was $531.1 million, up $19.6 million or 4% year over year, and reflects higher rental revenue due to the impact of aircraft acquisitions net of disposals of $22.5 million, partially offset by lower rentals from lease transitions, extensions, and floating rate leases totaling $2.9 million.
Total revenues for 2010 were $527.7 million, a decrease of $42.9 million from the previous year, and reflect lower maintenance revenue of $43.0 million due to fewer scheduled and unscheduled lease transitions in 2010, higher amortization of net lease discounts and lease incentives of $8.9 million and lower interest income and other revenue totaling $10.6 million due to the sale of our debt investments in 2009 and the absence of lease termination payments in 2010. These decreases were partially offset by $19.6 million of higher lease rental revenue discussed above.
EBITDA for the full year was $491.2 million, down $10.4 million from the fourth quarter of 2009, due primarily to lower maintenance and lease termination revenue totaling $51.7 million, partially offset by higher lease rental revenue of $19.6 million, lower impairment charges of $10.9 million, lower maintenance and other costs of $9.8 million and higher other income of $2.7 million.
Adjusted net income plus depreciation and amortization for the full year was $308.4 million, down $17.1 million year over year, due primarily to lower maintenance and lease termination revenue totaling $51.7 million and higher adjusted interest expense of $5.6 million, partially offset by higher lease rental revenue of $19.6 million, lower impairment charges of $10.9 million and lower maintenance and other costs of $9.8 million.
Adjusted net income for the full year was $67.9 million, down $36.9 million year over year, and reflects lower maintenance and lease termination revenue totaling $51.7 million, higher amortization of net lease discounts and incentives of $8.9 million, higher depreciation expense of $11.0 million and higher adjusted interest expense of $5.6 million, partially offset by higher lease rental revenue of $19.6 million, lower impairment charges of $10.9 million and lower maintenance and other costs of $9.8 million.
Aviation Assets
During 2010, we acquired 11 aircraft for approximately $500 million, including three Boeing 737-800 aircraft, two Boeing 747-400F production freighter aircraft and one Airbus A330-200F freighter aircraft, which were acquired during the fourth quarter. During 2010, we also executed four aircraft dispositions which resulted in a net gain on disposition of approximately $7.1 million.
In the first quarter of 2011, we completed the sale of four Boeing 737-400SF freighter aircraft and we took delivery of one Airbus A330-200 passenger aircraft which is on lease to South African Airways.

As of December 31, 2010, Aircastle owned 136 aircraft having a net book value of $4.1 billion.

Owned Aircraft
as of
December 31,
2010(A)
111 Passenger Aircraft	67%
25 Freighter Aircraft	33%
Number of Lessees	64
Number of Countries	36
Weighted Average Remaining Lease Term (years)(B)	4.7
Percentage of Aircraft Leased Outside U.S.	92%
Percentage of “Latest Generation” Aircraft	90%
Weighted Average Fleet Utilization during the three months ended December 31, 2010(C)	99%
Weighted Average Fleet Utilization during the year ended December 31, 2010(C)	99%

(A)	Percentages calculated using net book value.

(B)	Weighted average remaining lease term (years) by net value.

(C)	Aircraft on-lease days as a percent of total days in period weighted by net book value, excluding aircraft in freighter conversion.
We had 19 aircraft with lease expirations originally scheduled for 2010. For these 2010 lease expiries we executed lease renewals or new leases on 17 of these aircraft and sold two aircraft.
We have 11 aircraft with scheduled lease expirations in 2011 and we have executed lease commitments or renewal commitments with respect to seven of these aircraft. We also executed sale agreements for two of these aircraft and are actively marketing the remaining two aircraft for sale or lease. In the first quarter of 2011 we terminated early the leases for five aircraft — four Airbus A320-200 aircraft leased to an airline based in Egypt and one Airbus A319-100 aircraft leased to an airline in Jordan. These five aircraft represented approximately 2% of our lease rental revenue during the fourth quarter of 2010. We are actively marketing these aircraft for sale or lease.
Financing Update
During 2010, Aircastle secured new financing commitments totaling approximately $1.1 billion, including $700 million for our Airbus A330 Agreement which will benefit from an ECA guarantee provided by Compagnie Francaise d’Assurance pour le Commerce Exterieur, or COFACE. We also completed our first senior unsecured notes offering with a private placement offering of 9.75% senior unsecured notes due in 2018, in an aggregate principal amount of $300 million. In September 2010, we also entered into a $50 million senior unsecured revolving credit facility which has a three-year term.
In February 2011, we entered into a $72.8 million twelve year term loan with Sumitomo Mitsui Banking Corporation which is supported by a guarantee from COFACE for the financing of a new Airbus A330-200 passenger aircraft. This financing bears interest at a fixed rate of 3.7875%.

Share Repurchase Program
The Company’s Board of Directors authorized the repurchase of up to $60 million of the Company’s common shares. Under the program, the Company may purchase its common shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company’s common shares, trading volume and general market conditions. The Company may also from time to time establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate purchases of its common shares under this authorization.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Thursday, March 10, 2011 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Fourth Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Thursday, March 25, 2011 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “46542012.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2010 Aircastle’s aircraft portfolio consisted of 136 aircraft and had 64 lessees located in 36 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted Net Income and Adjusted Net Income plus Depreciation and Amortization and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions or unavailability of capital caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31,
	2009	2010
ASSETS
Cash and cash equivalents	$142,666	$239,957
Accounts receivable	2,941	1,815
Restricted cash and cash equivalents	207,834	191,052
Restricted liquidity facility collateral	81,000	75,000
Flight equipment held for lease, net of accumulated depreciation of $586,537 and $785,490	3,812,970	4,065,780
Aircraft purchase deposits and progress payments	141,822	219,898
Other assets	65,279	65,557

Total assets	$4,454,512	$4,859,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured and unsecured financings (including borrowings of ACS Ireland VIEs of $331,856 and $314,877, respectively	$2,464,560	$2,707,958
Accounts payable, accrued expenses and other liabilities	60,392	76,470
Dividends payable	7,955	7,964
Lease rentals received in advance	34,381	43,790
Liquidity facility	81,000	75,000
Security deposits	82,533	83,241
Maintenance payments	253,175	342,333
Fair value of derivative liabilities	179,279	179,585

Total liabilities	3,163,275	3,516,341

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 79,550,421 shares issued and outstanding at December 31, 2009; and 79,640,285 shares issued and outstanding at December 31, 2010	796	796
Additional paid-in capital	1,479,995	1,485,841
Retained earnings	70,294	104,301
Accumulated other comprehensive loss	(259,848)	(248,220)

Total shareholders’ equity	1,291,237	1,342,718

Total liabilities and shareholders’ equity	$4,454,512	$4,859,059

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Revenues:
Lease rental revenue	$127,776	$139,335	$511,459	$531,076
Amortization of net lease discounts and lease incentives	(3,310)	(6,124)	(11,229)	(20,081)
Maintenance revenue	11,117	1,073	58,733	15,703

Total lease rentals	135,583	134,284	558,963	526,698
Interest income	141	—	1,924	—
Other revenue	70	434	9,698	1,012

Total revenues	135,794	134,718	570,585	527,710

Expenses:
Depreciation	53,102	56,204	209,481	220,476
Interest, net	41,885	49,684	169,810	178,262
Selling, general and administrative (including non-cash share based payment expense of $1,739 and $2,266 for the three months ended, and $6,868 and $7,509 for the year ended, December 31, 2009 and 2010, respectively)	12,725	11,731	46,016	45,774
Impairment of aircraft	—	—	18,211	7,342
Maintenance and other costs	4,317	2,783	19,431	9,612

Total expenses	112,029	120,402	462,949	461,466

Other income (expense):
Gain on sale of flight equipment	1,000	8,375	1,162	7,084
Other	1,499	131	2,354	(916)

Total other income (expense)	2,499	8,506	3,516	6,168

Income from continuing operations before income taxes	26,264	22,822	111,152	72,412
Income tax provision	3,272	2,593	8,660	6,596

Net income	$22,992	$20,229	$102,492	$65,816

Earnings per common share — Basic	$0.29	$0.25	$1.29	$0.83

Earnings per common share — Diluted	$0.29	$0.25	$1.29	$0.83

Dividends declared per share	$0.10	$0.10	$0.40	$0.40

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2009	2010
Cash flows from operating activities:
Net income	$102,492	$65,816
Adjustments to reconcile net income to net cash provided by operating activities Depreciation	209,481	220,476
Amortization of deferred financing costs	12,232	15,065
Amortization of net lease discounts and lease incentives	11,229	20,081
Deferred income taxes	6,176	3,727
Accretion of purchase discounts on debt investments	(469)	—
Non-cash share based payment expense	6,868	7,509
Cash flow hedges reclassified into earnings	12,894	9,634
Ineffective portion of cash flow hedges	463	5,039
Security deposits and maintenance payments included in earnings	(47,934)	(14,004)
Gain on the sale of flight equipment	(1,162)	(7,084)
Gain on sale of debt investments	(4,965)	—
Impairment of aircraft	18,211	7,342
Other	(959)	848
Changes on certain assets and liabilities:
Accounts receivable	364	(412)
Restricted cash and cash equivalents	(25,211)	16,782
Other assets	(1,796)	(3,097)
Accounts payable, accrued expenses and other liabilities	(3,189)	18,478
Lease rentals received in advance	6,086	8,672

Net cash provided by operating activities	300,811	374,872

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(215,117)	(465,529)
Proceeds from sale of flight equipment	11,601	68,622
Aircraft purchase deposits and progress payments, net of returned deposits	(83,081)	(144,143)
Principal repayments on debt investments	3,786	—
Proceeds from sale of debt investments	13,461	—
Leasehold improvements, furnishings and equipment	(84)	(65)

Net cash used in investing activities	(269,434)	(541,115)

Cash flows from financing activities:
Repurchase of shares from directors and employees	(262)	(1,663)
Proceeds from debt financings	142,228	547,719
Securitization and term debt financing repayments	(153,964)	(304,533)
Deferred financing costs	(6,127)	(15,365)
Restricted secured liquidity facility collateral	(81,000)	6,000
Secured liquidity facility collateral	81,000	(6,000)
Security deposits received	52,351	14,218
Security deposits returned	(14,687)	(14,281)
Maintenance payments received	84,030	119,118
Maintenance payments returned	(38,837)	(46,174)
Payments for terminated cash flow hedges and payment for option	(2,758)	(3,705)
Dividends paid	(31,632)	(31,800)

Net cash provided by financing activities	30,342	263,534

Net increase in cash and cash equivalents	61,719	97,291
Cash and cash equivalents at beginning of year	80,947	142,666

Cash and cash equivalents at end of year	$142,666	$239,957

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Revenues	$135,794	$134,718	$570,585	$527,710

EBITDA	$124,561	$134,834	$501,672	$491,231

Adjusted net income	$21,116	$14,230	$104,793	$67,868

Adjusted net income allocable to common shares	$20,751	$14,040	$103,052	$66,914
Per common share — Basic	$0.27	$0.18	$1.32	$0.85
Per common share — Diluted	$0.27	$0.18	$1.32	$0.85

Adjusted net income plus depreciation and amortization	$77,528	$76,558	$325,503	$308,425

Adjusted net income plus depreciation and amortization allocable to common shares	$76,188	$75,535	$320,095	$304,091
Per common share — Basic	$0.98	$0.96	$4.10	$3.87
Per common share — Diluted	$0.98	$0.96	$4.10	$3.87

Basic common shares outstanding	78,013	78,541	77,986	78,488
Diluted common shares outstanding	78,013	78,541	77,986	78,488
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Net income	$22,992	$20,229	$102,492	$65,816
Depreciation	53,102	56,204	209,481	220,476
Amortization of net lease discounts and lease incentives	3,310	6,124	11,229	20,081
Interest, net	41,885	49,684	169,810	178,262
Income tax provision	3,272	2,593	8,660	6,596

EBITDA	$124,561	$134,834	$501,672	$491,231

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2010	2009	2010
Net income	$22,992	$20,229	$102,492	$65,816
Ineffective portion and termination of cash flow hedges(1)	623	2,506	5,387	5,805
Mark to market of interest rate derivative contracts(2)	(403)	(130)	(959)	860
Accelerated write off of deferred financing fees	—	—	—	2,471
Gain on sale of flight equipment(2)	(1,000)	(8,375)	(1,162)	(7,084)
Gain on sale of debt investments(2)	(5,096)	—	(4,965)	—
Termination of engine purchase agreement(2)	4,000	—	4,000	—

Adjusted net income	21,116	14,230	104,793	67,868
Depreciation	53,102	56,204	209,481	220,476
Amortization of net lease discounts and lease incentives	3,310	6,124	11,229	20,081

Adjusted net income plus depreciation and amortization	$77,528	$76,558	$325,503	$308,425

(1)	Included in Interest, net

(2)	Included in Other income (expense)
Management believes that Adjusted Net Income (“ANI”) and Adjusted Net Income plus Depreciation and Amortization (“ANIDA”), when viewed in conjunction with the Company’s results under GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting as well as gains/(losses) related to flight equipment and debt investments. Additionally, management believes that ANIDA provides investors with an additional metric to enhance their understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made, debt is serviced and dividends are paid. However, ANI and ANIDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2010		December 31, 2010
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,541	98.66%	78,488	98.59%
Unvested restricted common shares outstanding	1,063	1.34%	1,119	1.41%

Total weighted average shares outstanding	79,604	100.00%	79,607	100.00%

Common shares outstanding — Basic	78,541	100.00%	78,488	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,541	100.00%	78,488	100.00%

Net income allocation
Net income	$20,229	100.00%	$65,816	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(270)	(1.34)%	(925)	(1.41)%

Earnings available to common shares	$19,959	98.66%	$64,891	98.59%

Adjusted net income allocation
Adjusted net income	$14,230	100.00%	$67,868	100.00%
Amounts allocated to unvested restricted shares	(190)	(1.34)%	(954)	(1.41)%

Amounts allocated to common shares	$14,040	98.66%	$66,914	98.59%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$76,558	100.00%	$308,425	100.00%
Amounts allocated to unvested restricted shares	(1,023)	(1.34)%	(4,334)	(1.41)%

Amounts allocated to common shares	$75,535	98.66%	$304,091	98.59%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2009		December 31, 2009
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,013	98.27%	77,986	98.34%
Unvested restricted common shares outstanding	1,372	1.73%	1,318	1.66%

Total weighted average shares outstanding	79,385	100.00%	79,304	100.00%

Common shares outstanding — Basic	78,013	100.00%	77,986	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,013	100.00%	77,986	100.00%

Net income allocation
Net income	$22,992	100.00%	$102,492	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(397)	(1.73)%	(1,703)	(1.66)%

Earnings available to common shares	$22,595	98.27%	$100,789	98.34%

Adjusted net income allocation
Adjusted net income	$21,116	100.00%	$104,793	100.00%
Amounts allocated to unvested restricted shares	(365)	(1.73)%	(1,741)	(1.66)%

Amounts allocated to common shares	$20,571	98.27%	$103,052	98.34%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$77,528	100.00%	$325,503	100.00%
Amounts allocated to unvested restricted shares	(1,340)	(1.73)%	(5,408)	(1.66)%

Amounts allocated to common shares	$76,188	98.27%	$320,095	98.34%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places